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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77I
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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                           SUB-ITEM 77I(b) and 77Q1(d)


The registrant has the following new classes of security described below:

Telecommunications Trust

Investment Objective

         The investment objective of the Telecommunications Trust is to seek to capital appreciation. A secondary objective is to earn income.

Investment Policies

         INVESCO Funds Group, Inc. ("INVESCO") manages the Telecommunications Trust. INVESCO seeks to attain this objective by investing, under normal market conditions, primarily in equity securities of companies engaged in the design, development, manufacture, distribution or sale of communications services and equipment and companies that are involved in supplying equipment or services to such companies (collectively referred to s the "telecommunications sector"). The telecommunications sector includes companies that offer telephone service, wireless communications, satellite communications, television and movie programming, broadcast and internet access. INVESCO considers a company to be engaged in the telecommunications sector if at least 50% of its gross income or net sales come from activities in the sector, at least 50% of its assets are devoted to producing revenues from the sector, or INVESCO determines, based on other available information, that its primary business is within the sector. The portfolio may invest up to 35% of its assets in debt securities, of which no more than 15% may be in lower rated debt securities ("junk bonds").

         Normally, the Telecommunications Trust will invest primarily in companies located in three different countries, although U.S. issuers will often dominate the portfolio. It may also invest in companies outside the telecommunications sector and in securities other than equity securities, including financial instruments such as ADRs and repurchase agreements.

         INVESCO uses a bottom-up investment approach in managing the Telecommunications Trust's portfolio, focusing on company fundamentals and growth prospects. INVESCO selects stocks based on projected total return for individual companies, while also analyzing country specific factors that might affect stock performance or influence company valuation. The portfolio's investments emphasize strongly managed market leaders, with a lesser weighting on smaller, faster growing companies that offer new products or services and/or are increasing their market share.

         The Telecommunications Trust may invest an unlimited portion of its assets in foreign securities, (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

         The Telecommunications Trust may also invest to a limited extent in:
(a) fixed income securities, (b) lower rated fixed income securities, (c) U.S. Government Securities, (d) illiquid securities, (e) ADRs, (f) repurchase agreements and (g) securities issued by other investment companies. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

         The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Telecommunications Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities),
         - securities of other investment companies that are money market funds; and
         -    cash.
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         When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Health Sciences Trust

Investment Objective
         The investment objective of the Health Sciences Trust is to seek long-term capital appreciation.

Investment Policies

         T. Rowe Price Associates, Inc. ("T. Rowe Price") manages the Health Sciences Trust. T. Rowe Price seeks to attain this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in common stocks of companies engaged in the research, development, production, or distribution of products or services related to health care, medicine, or the life sciences (collectively termed "health sciences"). While the portfolio may invest in companies of any size, the majority of its assets are expected to be invested in large- and mid-capitalization companies.

         T. Rowe Price's portfolio managers divide the health sciences sector into four main areas: pharmaceuticals, health care services companies, products and devices producers, and biotechnology firms. Their allocation among these four areas will vary depending on the relative potential within each area and the outlook for the overall health sciences sector. While most assets will be invested in U.S. common stocks, the portfolio may purchase other securities, including foreign securities, futures, and options.

         In managing the Health Sciences Trust, T. Rowe Price uses a fundamental, bottom-up analysis that seeks to identify high quality companies and the most compelling investment opportunities. In general, the portfolio will follow a growth investment strategy, seeking companies whose earnings are expected to grow faster than inflation and the economy in general. When stock valuations seem unusually high, however, a "value" approach, which gives preference to seemingly undervalued companies, may be emphasized.

         The Health Sciences Trust may invest up to 35% of its total assets in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

Temporary Defensive Investing

         A certain portion of portfolio assets will be held in money market reserves which may consist primarily of shares of one or more T. Rowe Price internal money market funds. Short-term, high-quality U.S. and foreign dollar-denominated money market securities, including repurchase agreements, may also be held. For temporary, defensive purposes, there is no limit on portfolio investments in money market reserves. The effect of taking such a position is that the portfolio may not achieve its investment objective. The reserve position provides flexibility in meeting redemptions, expenses, and the timing of new investments and can serve as a short-term defense during periods of unusual market volatility.


Mid Cap Growth Trust

Investment Objective

         The investment objective of the Mid Cap Growth Trust is to seek capital appreciation.

Investment Policies

         INVESCO Funds Group, Inc. ("INVESCO") manages the Mid Cap Growth Trust. INVESCO seeks to attain this objective by investing, under normal market conditions, primarily in common stocks of mid-sized companies - those with market capitalizations between $2 billion and $15 billion at the time of purchase. The portfolio may also invest in other types of securities, including preferred stocks, convertible securities and bonds, and in the securities of smaller companies. The portfolio's core investments are securities of established companies that INVESCO believes are leaders in attractive growth markets and have a history of strong returns. The remainder of the portfolio is invested in securities of companies that show accelerating growth driven by product cycles, favorable industry or sector conditions and other factors that INVESCO believes will lead to rapid sales or earnings growth.

         INVESCO uses a bottom-up investment style in managing the Mid Cap Growth Trust, focusing on analysis of company fundamentals and growth prospects. In addition, the portfolio's strategy relies on many short-term factors,
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including current information about a company, investor interest, price movements of a company's securities and general market and monetary conditions.

         The Mid Cap Growth Trust may invest up to 25% of its assets in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date. Securities of Canadian issuers and ADRs are not subject to this percentage limitation.

         The Mid Cap Growth Trust may also invest to a limited extent in : (a) fixed income securities, (b) lower rated fixed income securities (c) U.S. Government Securities, (d) illiquid securities, (e) ADRs, (f) repurchase agreements and (g) securities of other investment companies. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

         The Mid Cap Growth Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing
         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Mid Cap Growth Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);
         - securities of other investment companies that are money market funds; and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.


Mid Cap Opportunities Trust

Investment Objective

         The investment objective of the Mid Cap Opportunities Trust is to seek capital appreciation.

Investment Policies

         Putnam Investment Management, L.L.C. ("Putnam") manages the Mid Cap Opportunities Trust. Putnam seeks to attain this objective by investing, under normal market conditions, primarily in common stocks and other equity securities of U.S. companies, with a focus on growth stocks. "Growth stocks" are stocks issued by companies believed by Putnam to be fast-growing and likely to increase earnings over time. The portfolio invests mainly in mid-sized companies.

         In selecting growth stocks, Putnam considers, among other factors, a company's financial strength, competitive position in the industry, projected future earnings, cash flows and dividends.

         The Mid Cap Opportunities Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

         The Mid Cap Opportunities Trust may also invest to a limited extent in : (a) fixed income securities, (b) lower rated fixed income securities, (c) U.S. Government Securities, (d) floating rate and variable rate demand notes, (e) zero coupon bonds and PIK bonds, (f) hybrid instruments, and (g) futures contracts, forward contracts, swaps and related options. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

         The Mid Cap Opportunities Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.
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Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Mid Cap Opportunities Trust may invest primarily in debt securities, preferred stocks, U.S. Government and agency obligations, cash, money market instruments (including repurchase agreements) or any other securities considered by Putnam to be consistent with defensive strategies. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.


Financial Services Trust

Investment Objective

         The investment objective of the Financial Services Trust is to seek growth of capital.

Investment Policies

         Davis Selected Advisers, LP ("Davis") manages the Financial Services Trust. Davis seeks to attain this objective by investing primarily in common stocks of financial companies. During normal market conditions, at least 65% of the portfolio's assets are invested in companies that are principally engaged in financial services. A company is "principally engaged" in financial services if it owns financial services-related assets constituting at least 50% percent of the value of its assets, or if at least 50% of its revenues are derived from its provision of financial services. Companies in the financial services industry include commercial banks, industrial banks, savings institutions, finance companies, diversified financial services companies, investment banking firms, securities brokerage houses, investment advisory companies, leasing companies, insurance companies and companies providing similar services. The portfolio may also invest in other equity securities and in foreign and fixed income securities.

         Davis uses the Davis investment philosophy in managing the Financial Services Trust's portfolio. The Davis investment philosophy stresses a back-to-basics approach, using extensive research to select common stocks of quality overlooked growth companies at value prices and holding such securities for the long-term. Davis looks for banking and financial services companies with sustainable growth rates selling at modest price-earnings multiples that it believes will expand as other investors recognize the company's true worth. Davis believes that if a sustainable growth rate is combined with a gradually expanding multiple, these rates compound and can generate above-average returns. Davis searches for companies possessing several of the following characteristics that it believes foster sustainable long-term growth, minimize risk and enhance the potential for superior long-term returns:

         -    First-class management
         -    Management ownership
         -    Strong returns on capital
         -    Lean expense structure
         -    Dominant or growing market share in a growing market
         -    Proven record as an acquirer
         -    Strong balance sheet
         -    Competitive products or services
         -    Successful international operations
         -    Innovation

         The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Financial Services Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);
         - securities of other investment companies (or companies exempted under Section 3(c)(7) of the 1940 Act) that primarily invest in temporary defensive investments, subject to limitations under the 1940 Act.; and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.
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All Cap Value Trust

Investment Objective

         The investment objective of the All Cap Value Trust is to seek capital appreciation.

Investment Policies

         The Dreyfus Corporation ("Dreyfus") manages the All Cap Value Trust. Dreyfus seeks to attain this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in the stocks of value companies of any size. These are companies that appear underpriced according to certain financial measurements of their intrinsic worth or business prospects (such as price-to-earnings or price to-book ratios). The portfolio's investments may include common stocks, preferred stocks and convertible securities of both U.S. and foreign issuers. It may overweight or underweight certain economic sectors relative to the Russell 1000 Value Index.

         Dreyfus uses its own research and computer models to select a core portfolio and a strategic portfolio for the All Cap Value Trust. The core portfolio consists primarily of mid- and large-capitalization value stocks with price-to-earnings ratios below the market average and projected growth rates that are competitive with the market average. The strategic portfolio, which generally represents approximately 20% of total portfolio assets, emphasizes short-selling, hedging techniques, overweighted industry and security positions, and investments in small companies, high yield debt securities and private placements. A portfolio security is typically sold when it is no longer considered a value stock, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Dreyfus' expectations.

         The All Cap Value Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

         The All Cap Value Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the All Cap Value Trust may invest up to 100% of its assets in money market instruments, including commercial paper, obligations of domestic and foreign banks, repurchase agreements, and U.S. Government Securities. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.


Quantitative Mid Cap Trust

Investment Objective

         The investment objective of the Quantitative Mid Cap Trust is to seek long-term growth of capital.

Investment Policies

         Manufacturers Adviser Corporation ("MAC"), the subadviser to the portfolio, seeks to attain this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in U.S. mid-cap stocks, convertible preferred stocks, convertible bonds and warrants. The portfolio may also invest up to 35% of its total assets in large-cap stocks, convertible preferred stocks, convertible bonds and warrants in an effort to reduce overall portfolio volatility and increase performance.

         Stocks of publicly traded companies -- and mutual funds that hold these stock -- can be classified by the companies' market value, or capitalization. Market capitalization changes over time, and there is no "official" definition of the boundaries of large-, mid- and small-cap stocks. For purposes of the restrictions set forth above, large cap securities are securities of companies with market capitalizations exceeding $15 billion and mid cap securities are securities of companies with market capitalizations between $1.5 billion and $15 billion. These definitions may change over time as market valuations change.

         MAC uses a bottom-up, as opposed to a top-down, investment style in managing the portfolio. This means that securities are selected based upon fundamental analysis performed by the portfolio manager and MAC's equity research analysts. The equity research analysts use fundamental analysis to identify mid-cap and large-cap securities with strong industry position, leading market share, proven management and a strong balance sheet. The analysts then rank all such securities based on financial attributes (including earnings, growth and momentum) using quantitative analysis. Securities at the top of this ranking may be purchased by the portfolio.

         The Quantitative Mid Cap Trust may invest in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency
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exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

         The Quantitative Mid Cap Trust may also invest to a limited extent in fixed income securities including money market instruments.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Quantitative Mid Cap Trust may place any portion of its assets in:

         - money market instruments (which include, but are not limited to, commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, reverse repurchase agreements, corporate bonds with terms to maturity of less than one year, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, it may not participate in market advances or declines to the same extent that it would if the portfolio remained fully invested in stocks or bonds.


Strategic Growth Trust

Investment Objective

         The investment objective of the Strategic Growth Trust is to seek capital appreciation.

Investment Policies

         Massachusetts Financial Services Company ("MFS") manages the Strategic Growth Trust. MFS seeks to attain this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in common stocks and related securities (such as preferred stocks, bonds, warrants or rights convertible into stock and depositary receipts for these securities) of companies which MFS believes offer superior prospects for growth. Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

         MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented portfolios (such as the Strategic Growth Trust) that it advises. This means that securities are selected based upon fundamental analysis (such as an analyst of earnings, cash flows, competitive position and managements' abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts.

         In managing the portfolio, MFS seeks to purchase securities of companies which MFS considers well-run and poised for growth. MFS look particularly for companies which demonstrate:

         -    a strong franchise, strong cash flows and a recurring revenue stream
         -    a solid industry position, where there is
              --   potential for high profit margins
              --   substantial barriers to new entry in the industry
         -    a strong management team with a clearly defined strategy
         -    a catalyst which may accelerate growth

         The portfolio may invest in foreign securities, including depositary receipts, dollar denominated foreign debt securities and emerging market securities, through which it may have exposure to foreign currencies.

         The Strategic Growth may also invest to a limited extent in : (a) fixed income securities, (c) U.S. Government Securities, (d) variable and floating rate obligations, (e) zero coupon bonds, deferred interest bonds and PIK bonds,
(f) investment companies, (g) restricted securities, (h) short sales and short sales against the box, (i) indexed securities. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

         The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Strategic Growth Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.


Utilities Trust

Investment Objective

         The investment objective of the Utilities Trust is to seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities).

Investment Policies

         Massachusetts Financial Services Company ("MFS") manages the Utilities Trust. MFS seeks to attain this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in equity and debt securities of domestic and foreign companies in the utilities industry. MFS considers a company to be in the utilities industry if, at the time of investment, MFS determines that a substantial portion (i.e., at least 50%) of the company's assets or revenues are derived from one or more utilities. Securities in which the portfolio invests are not selected based upon what sector of the utilities industry a company is in (i.e., electric, gas telecommunications) or upon a company's geographic region.

         Equity Investments. The portfolio may invest in equity securities, including common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented funds (including the equity portion of the fund) it advises. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts. In performing this analysis and selecting securities for the portfolio, MFS places particular emphasis on each of the following factors:

         -    the current regulatory environment;
         -    the strength of the company's management team; and
         - the company's growth prospects and valuation relative to its long-term potential.

Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

         As noted above, the portfolio's investments in equity securities include convertible securities. A convertible security is a security that may be converted within a specified period of time into a certain amount of common stock of the same or a different issuer. A convertible security generally provides:

         -    a fixed income stream, and
         - the opportunity, through its conversion feature, to participate in an increase in the market price of the underlying common stock.

         Fixed Income Investments. The portfolio invests in the following fixed income securities:

         - corporate bonds, which are bonds or other debt obligations issued by corporations or similar entities, including up to 20% of its total assets lower rated bonds, commonly known as junk bonds (see "Other Risks of Investing - Lower Rated Fixed Income Securities" for further information on these securities.)
         - mortgage-back securities and asset-back securities, see "Other Risks of Investing - Asset Back Securities/Mortgage Backed Securities" for further information on these securities.)
         - U.S. government securities, which are bonds or other debt obligations issued by, or whose principal and interest payments are guaranteed by, the U.S. government or one of its agencies or instrumentalities.

         In selecting fixed income investments for the portfolio, MFS considers the views of its large group of fixed income portfolio managers and research analysts. This group periodically assesses the three-month total return outlook for various segments of the fixed income markets. This three-month "horizon" outlook is used by the portfolio manager(s) of MFS' fixed income oriented funds (including the fixed income portion of the fund) as a tool in making or adjusting the fund's asset allocations to these various segments of the fixed income markets. In assessing the credit quality of fixed income securities, MFS does not rely solely on the credit ratings assigned by credit rating agencies, but rather performs its own independent credit analysis.

         Foreign Securities. The portfolio may invest up to 35% of its total assets in foreign securities (including emerging markets securities, Brady bonds and depositary receipts) such as:

         -    Equity securities of foreign companies in the utilities industry,
         - Fixed income securities of foreign companies in the utilities industry,
         -    Fixed income securities issued by foreign governments.

The portfolio may have exposure to foreign currencies through its investments in foreign securities, its direct holdings of foreign currencies, or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

         General. The Utilities Trust may also invest to a limited extent in :
(a) municipal bonds, (b) variable and floating rate obligations, (c) zero coupon bonds, deferred interest bonds and PIK bonds, (d) investment companies, (e) restricted securities and (f) indexed/structured securities. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

         The Utilities Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Utilities Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.


Mid Cap Value Trust

Investment Objective

         The investment objective of the Mid Cap Value Trust is to seek capital appreciation.

Investment Policies

         Lord, Abbett & Co. ("Lord Abbett") manages the Mid Cap Value Trust. Lord Abbett seeks to attain this objective by investing primarily in equity securities which it believes to be undervalued in the marketplace. Normally, at least 65% of the portfolio's total assets will consist of investments in mid-sized companies, with market capitalizations of roughly $500 million to $10 billion.

         Lord Abbett uses a value approach in managing the Mid Cap Value Trust. It generally tries to identify stocks of companies that have the potential for significant market appreciation due to growing recognition of improvement in their financial results or increasing anticipation of such improvement. In trying to identify these companies, Lord Abbett looks for such factors as:

         -    Changes in economic and financial environment
         -    New or improved products or services
         - Improved efficiencies resulting from new technologies or changes in distribution
         -    New or rapidly expanding markets
         -    Price increases for the company's products or services
         -    Changes in management or company structure
         - Changes in government regulations, political climate or competitive conditions

         The Mid Cap Value Trust may invest up to 10% of its assets in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Mid Cap Value Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, and nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities); and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

CAPITAL OPPORTUNITIES TRUST

Investment Objective

         The principal investment objective of the Capital Opportunities Trust is to seek capital appreciation.

Investment Policies

         Massachusetts Financial Services Company ("MFS"), the subadviser to the portfolio, seeks to attain this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts. The portfolio focuses on companies which MFS believes have favorable growth prospects and attractive valuations based on current and expected earnings or cash flow. The portfolio's investments may include securities listed on a securities exchange or traded in the over-the-counter markets.

         The Capital Opportunities Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

Principal Risks of Investing in this Portfolio

- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

The portfolio may invest in securities traded in the over-the-counter markets which involves risks in addition to those associated with transaction in securities traded on exchanges. OTC listed companies may have limited product lines, markets or financial resources. Many OTC stocks trade less frequently and in smaller volume than exchange-listed stocks. The value of these stocks may be more volatile than exchange-listed stocks, and the portfolio may experience difficulty in establishing or closing out positions in these stocks at prevailing market prices.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Capital Opportunities Trust may place any portion of its assets in:

- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), and

-             cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Fundamental Value Trust

Investment Objective

         The investment objective of the Fundamental Value Trust is to seek growth of capital.

Investment Policies

         Davis Selected Advisers, LP ("Davis") manages the Fundamental Value Trust. Davis seeks to attain this objective by investing, under normal market conditions, primarily in common stocks of U.S. companies with market capitalizations of at least $5 billion. The portfolio may also invest in companies with smaller capitalizations.

         Davis uses the Davis investment philosophy in managing the Fundamental Value Trust's portfolio. The Davis investment philosophy stresses a back-to-basics approach, using extensive research to select common stocks of quality overlooked growth companies at value prices and holding such securities for the long-term. Davis looks for companies with sustainable growth rates selling at modest price-earnings multiples that it believes will expand as other investors recognize the company's true worth. Davis believes that if a sustainable growth rate is combined with a gradually expanding multiple, these rates compound and can generate above-average returns. Davis searches for companies possessing several of the following characteristics that it believes foster sustainable long-term growth, minimize risk and enhance the potential for superior long-term returns:

         -    First-class management
         -    Management ownership
         -    Strong returns on capital
         -    Lean expense structure
         -    Dominant or growing market share in a growing market
         -    Proven record as an acquirer
         -    Strong balance sheet
         -    Competitive products or services
         -    Successful international operations
         -    Innovation

         The Fundamental Value Trust may also invest to a limited extent in foreign securities and fixed income securities.

Temporary Defensive Investing

         To meet redemption requests or pending investment of its assets or during unusual market conditions, the Fundamental Value Trust may place any portion of its assets in:

         - money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);
         - securities of other investment companies (or companies exempted under Section 3(c)(7) of the 1940 Act) that primarily invest in temporary defensive investments, subject to limitations under the 1940 Act; and
         -    cash.

When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.